Exhibit 10.03

ALLIED WASTE INDUSTRIES, INC.
RESTRICTED STOCK AGREEMENT
(Under the Amended and Restated
1991 Incentive Stock Plan)

     THIS RESTRICTED STOCK AGREEMENT (“Agreement”), dated May 27, 2005 (“Date of Grant”), between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation (“Company”), and JOHN J. ZILLMER (“Grantee”):

R E C I T A L S:

     The Company adopted the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as most recently amended and restated effective February 5, 2004 and as subsequently amended (“Plan”), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

     The Management Development/Compensation Committee of the Board of Directors (“Committee”) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock provided for herein to Grantee pursuant to the Plan and this Agreement, as an inducement for Grantee to serve as an employee of the Company and to provide Grantee with a proprietary interest in the future of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock. The Company hereby grants to Grantee 100,000 shares of Restricted Stock (“Award Shares”), subject to the following terms and conditions and to the provisions of the Plan.

2. Vesting. Grantee shall become vested in fifty percent (50%) of the Award Shares (i.e., 50,000 Award Shares) as follows: 10,000 Award Shares shall become fully vested on May 27, 2006, and, as of the 27th day of each calendar month thereafter, an additional 833 Award Shares shall become fully vested until such time as all 50,000 Award Shares are fully vested. The remaining fifty percent (50%) of the Award Shares (i.e., the remaining 50,000 Award Shares) shall vest upon the attainment of certain performance goals, as provided in Schedule A to this Agreement.

3. Effect of Termination of Employment. Except as otherwise provided in any written employment agreement between Grantee and Company, if Grantee’s employment with the Company is terminated for any or no reason, all unvested Award Shares at the time of Grantee’s termination of employment shall be forfeited upon Grantee’s date of termination. If Grantee’s termination of employment is due to his death, Grantee’s vested Award Shares (if any) will be paid to Grantee’s beneficiary.

4. Tender Offer/Merger; Adjustment of Shares. Notwithstanding anything contained herein to the contrary:

(a) Award Shares (i) may be tendered in response to a tender offer for a request or invitation to tender of greater than 50% of the outstanding Common Stock of the Company or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, in each case, that the securities or other consideration received in exchange thereof shall thereafter be subject to the restrictions and conditions set forth herein.

(b) In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution or combination of shares or the payment of a share dividend, the Award Shares shall be treated in the same manner in any such transaction as other Common Stock. Any Common Stock or other securities received by the Grantee with respect to the Award Shares in any such transaction shall be subject to the restrictions and conditions set forth herein.

5. Rights as Stockholder. Subject to the terms of this Agreement, Grantee shall be entitled to all of the rights of a stockholder with respect to the Award Shares including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Grant.

6. Share Certificates. The Company will provide Grantee with a certificate for the Award Shares, issued in the Grantee’s name, but containing the stock legend as provided for in Section 7(d) of the Plan. Within a reasonable time following the vesting of a Grantee’s Award Shares, the Company will re-issue one or more certificates to the Grantee with respect to which the stock legend has been removed in the case of vested Award Shares. The certificate(s) will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of the Award Shares, and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

7. Term of Employment. This Agreement does not grant to Grantee any right to continue serving as an employee of the Company.

8. Notices; Deliveries. Any notice of delivery required to be given under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at its principal office at 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and any notice or delivery to be given to Grantee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

9. Disputes. As a condition of the granting of the Award Shares, Grantee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of the Plan and this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Grantee, his heirs and personal representatives, and all permitted transferees.

10. Award Shares Subject to Plan. The Award Shares granted pursuant to this Agreement are subject to the terms and provisions of the Plan. Unless otherwise explicitly stated herein, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail under all circumstances.

11. Miscellaneous.

     (a) All decisions of the Committee with respect to any questions arising under the Plan or under this Agreement shall be conclusive.

     (b) Nothing herein contained shall affect Grantee’s right to participate in and receive benefits from and in accordance with the then current provisions of any employee pension, welfare, or fringe benefit plan or program of the Company.

     (c) Grantee agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state or local income tax withholding or similar requirements, including the payment to the Company at the time of vesting of the Award Shares of any and all such taxes and the satisfaction of all such requirements.

     (d) Whenever the term “Grantee” is used herein under circumstances applicable to any other person or persons to whom the Award Shares, in accordance with the provisions of this Agreement or the Plan, may be transferred, the word “Grantee” shall be deemed to include such person or persons.

     (e) If any provision of this Agreement or of the Plan would disqualify the Agreement or the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or would cause the Agreement or the Plan to not otherwise comply with Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Company’s Board of Directors.

     (f) Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (g) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

     (h) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona.

     IN WITNESS WHEREOF, the Company has, as of the date first above written, caused this Agreement to be executed on its behalf by its Chairman, President or any Vice President, and Grantee has hereunder set his hand as of the date first above written, which date is the Date of Grant of the Award Shares.

ALLIED WASTE INDUSTRIES, INC.	GRANTEE

By

John J. Zillmer

Title

SCHEDULE A

[To be agreed upon by the parties.]